UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 21, 2011

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

 (208) 664-4859

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The Registrant filed a Current Report on Form 8-K on March 24, 2011 (the “Initial Filing”), to disclose that at its 2011 Annual Meeting of Stockholders held on March 21, 2011, the Registrant’s stockholders indicated their preference for the advisory vote on executive compensation to be held every three years, which was also the recommendation of the Registrant’s Board of Directors. The Registrant hereby amends its Initial Filing to disclose its decision to implement an every three years frequency for the stockholders’ advisory vote on executive compensation.  No other changes have been made to the Initial Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Registrant’s Board of Directors has determined that it will hold an advisory vote on executive compensation every three years until the next required vote on the frequency of such advisory votes, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Registrant’s shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: August 18, 2011	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer and Director